UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

SOLERA NATIONAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

MICHAEL D. QUAGLIANO ROBERT J. FENTON LARS JOHNSON JACKSON LOUNSBERRY CARLYLE F. GRIFFIN DREW QUAGLIANO MELISSA ALLEN
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On May 21, 2014, Michael Quagliano first issued the following communication to shareholders of Solera National Bancorp, Inc.:

“

SOLERA’S BOARD IGNORES REQUEST FOR AN INDEPENDENT

INSPECTOR OF ELECTIONS — WHAT ARE THEY HIDING?

Mr. Quagliano and his group have contacted Solera National Bancorp and requested the use of an Independent Inspector of Elections and specific procedures to ensure accuracy and transparency at the annual meeting of shareholders on Thursday, May 22, 2014.  Mr. Quagliano’s group believes an Independent Inspector of Election will assure complete transparency in the final tabulation of proxy votes.

Mr. Quagliano’s group has proposed the engagement of American Election Services, LLC (AES), which has served as an independent inspector of elections in over one hundred proxy contests.  While Mr. Quagliano is prepared to shoulder the entire cost of the services provided by AES, he understands that to guarantee impartiality, the current board may want share the cost of engaging AES.

The current board of directors has told Mr. Quagliano that they will only allow Corporate Election Services (CES) to act as the Inspector of Elections at the meeting.  This is extremely inappropriate as CES has been engaged to mail and tabulate proxies by the current board of directors.  Advantage Proxy, Inc. (AP) has been engaged by Mr. Quagliano to tabulate proxies for his group.  Mr. Quagliano proposed that CES and AP both turn their tabulation reports and proxies over to AES for a truly independent inspection.

Mr. Quagliano is concerned with the inspection process with good reason.  Last year, the inspector hired by the current board of directors voted Mr. Quagliano’s shares without his instruction or permission.  Mr. Quagliano called attention to this “mistake” and the vote was eventually reversed.

Even without Mr. Quagliano’s concerns about the accuracy of the tabulation, the suggestion by the current board of directors that their tabulator would be considered by all shareholders to be unbiased is unreasonable.

The current board of directors has not responded to Mr. Quagliano’s request for integrity by appointing an independent inspector for the benefit of all Solera shareholders. What are they hiding, why wouldn’t they want to assure all votes are counted by an independent inspector of elections?

In addition to the lack of true independence by CES, the procedures proposed by CES place Mr. Quagliano at a significant disadvantage and do not adequately assure a fair and accurate tabulation of the votes. The deficiencies include, but are not limited to:

1. CES will not be tabulating the vote at the meeting and, instead, will remove all materials to their offices in Pittsburgh, Pennsylvania, for tabulation.

2. Mr. Quagliano and his representatives will not have access to the tabulation data, proxies and ballots delivered to CES, nor do the procedures proposed by CES allow for any such access.

3. There is no assurance that all voting lists, proxies and ballots will be preserved by CES or available for review and challenge.

4. CES has not specified any time frame by which CES will provide preliminary results.

5. CES has not specified the procedures for any review or challenge of the voting results, including the time period for review, the scope and nature of access to the tabulation materials, or the location of the materials for review.

6. CES has not specified the procedures to be followed for preservation of the materials, or the time period of preservation.

It is vital to the integrity of this meeting and the entire voting process that no shareholder feels disenfranchised. Without a truly independent Inspector of Elections as proposed by Mr. Quagliano there is no guarantee that any shareholder would feel confident in the final results of voting. We are not surprised at the tactics that the current board of directors has employed as they have changed their strategy with each filed statement, however, this is an affront to all shareholders.

Mr. Quagliano and his group want all shareholders to feel their voices are being heard at the annual meeting, and that the prevailing will and intent of each shareholder be represented. He doesn’t want a single vote to be overlooked or “mistakenly” entered.

Mr. Quagliano would appreciate your support in sending a strong message to management that the days of ignoring shareholders are over. Whether you have one share or are the largest shareholder of the company you deserve to be heard equally. When was the last time you heard from management or the board of directors in the last six years?  How responsive have they been to your concerns while the stock has plummeted 42%?

Ignoring shareholder concerns about a fair election is unacceptable.  Since the current board of directors has chosen to ignore Mr. Quagliano’s request for a transparent process and accurate inspection of the votes, he feels it is in every shareholder’s best interest to hire AES at his cost to ensure that your vote is counted fairly and accurately.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES OF COMMON STOCK YOU OWN.

We appreciate your support and your desire to forge a new direction for Solera National Bancorp.  Please help us send a clear message to the current Board of Directors by doing the following:

Vote the BLUE proxy form “For” the proposal to amend the bylaws and “For” our nominees.

Sign the BLUE Proxy card

Date the BLUE Proxy Card

Mail the BLUE Proxy Card in the envelope provided.

Please note that if any of your shares are held in a brokerage account, your broker will not vote your shares for you.  If you want your shares to be voted, you must cast the vote.

Depending on your broker, you may be able to vote by telephone or the internet.  For telephone voting please call the toll free number shown on the front of your voting instruction form.  To vote by internet please go to the website shown on your voting instruction form.  There is a control number on the front of your voting instruction form.  Please have the control number ready when you call or log on and then follow the easy step-by-step instructions.

PLEASE DO NOT RETURN ANY PROXY CARD SENT TO YOU BY THE CURRENT BOARD OF DIRECTORS OR KATHLEEN STOUT, NOT EVEN TO VOTE AGAINST THEM.  DOING SO COULD INVALIDATE YOUR VOTE FOR A NEW

DIRECTION AT SOLERA NATIONAL BANCORP.  PLEASE DISPOSE OF ANY MATERIALS FROM THE CURRENT BOARD OF DIRECTORS OR KATHLEEN STOUT.

If you have any questions or require assistance in voting your BLUE proxy card,

please call Advantage Proxy, Inc. at the phone numbers listed below.

ADVANTAGE PROXY, INC.

Banks and Brokers Call Collect: (206) 870-8565

Shareholders Call TOLL-FREE: (877) 870-8565”